UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2017 (December 5, 2017)

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Regulation S-K of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2017, the Board of Directors of Genomic Health, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws to add a new Section 9.7, Exclusive Forum, which provides that, unless the Company consents in writing to the selection of an alternative forum, the Delaware state and Federal courts will be the sole and exclusive forum in which certain actions may be brought, including (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary of the amendment to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

3.1          Amended and Restated Bylaws of the Company, as amended December 5, 2017.

GENOMIC HEALTH, INC.
EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, as amended December 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2017

GENOMIC HEALTH, INC.

	By	/s/ Jason W. Radford
	Name:	Jason W. Radford
	Title:	Chief Legal Officer